First Chester County Corporation, parent company of
                    The First National Bank of Chester County
                       SELECTED FINANCIAL DATA (unaudited)

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(Dollars in thousands, except per share data)


STATEMENT OF CONDITION                                 MARCH 31,          DECEMBER 31,
----------------------
                                                 2001          2000           2000
                                            --------------------------    ------------

Total Assets                                $   547,982    $   520,001    $   550,689
Gross Loans and Leases                          405,879        366,383        406,889
Total Investment Securities                      89,326        112,594         94,195
Deposits                                        471,930        449,600        471,490
Shareholders Equity                              44,457         38,713         43,012



STATEMENT OF INCOME                                   THREE MONTHS ENDED MARCH 31,
-------------------
                                                 2001          2000
                                            --------------------------

Interest Income                             $    10,102    $     9,554
Interest Expense                                  4,371          3,928
                                             ----------     ----------

Net Interest Income                               5,731          5,626

Provision For Loan Loss                             235            290
                                             ----------     ----------

Net Interest Income After
  Provision For Loan Loss                         5,496          5,336

Non-Interest Income                               1,590          1,338
Non-Interest Expense                              5,240          4,677
                                             ----------     ----------

Income Before Taxes                               1,846          1,997

Income Taxes                                        497            566
                                             ----------     ----------

Net Income                                  $     1,349    $     1,431
                                             ==========     ==========


PER SHARE DATA (1)

Net Income Per Share (Basic)                $      0.30    $      0.32
Net Income Per Share (Diluted)              $      0.30    $      0.31
Cash Divided Declared                       $     0.130    $     0.125
Book Value                                  $      9.92    $      8.56
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